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                                                                    EXHIBIT 23.2


                        Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Amended and Restated Special 2001 Stock Incentive Plan and the 2001 Stock Incentive Plan of Tellium, Inc. of our report dated August 22, 1999 (except Notes 7 and 8, as to which the date is September 21,
2000) with respect to the financial statement and schedule of Tellium, Inc. for the year ended December 31, 1998 included in Registration Statement
(No. 333-46362) on Form S-1 and incorporated by reference in the Prospectus under Rule 462(b) filed on May 17, 2001 with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                      -------------------------
                                            Ernst & Young LLP


MetroPark, New Jersey
February 26, 2002